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                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED):    June 24, 2002
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                                   CECS CORP.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




            Delaware                0-17001                      52-1529536
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(STATE OR OTHER JURISDICTION      (COMMISSION                  (IRS EMPLOYER
      OF INCORPORATION)           FILE NUMBER)               IDENTIFICATION NO.)



1925 Century Park East, 5th Floor, Los Angeles, California             90067
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                             (ZIP CODE)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:         (310) 364-4404
                                                     ---------------------------


           391 Cosgrove Avenue NW, Bainbridge Island, Washington 98110
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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         On May 2, 2002, Registrant entered into a Common Stock Purchase Agreement (the "Agreement") by and among the Registrant and Dydx Consulting, LLC and MBA & Associates (collectively, the "Purchasers"). The Agreement provides for the sale to the Purchasers of 5,000,000 shares of CECS CORP. at $.001 per share and was deemed to have closed as of June 24, 2002. The Purchasers nominated two members to fill the vacancies on the Registrant's Board of Directors, Menachem Beychok and Valerie A. Broadbent, who were appointed to the Board of Directors as of June 24, 2002. Neither Mr. Beychok nor Ms. Broadbent is the beneficial owner of any securities of the Registrant.

         In May 2002, Registrant also entered into private sales to two existing shareholders of 5,000,000 shares each of Registrant's common stock at $.001 per share.

         In July 2002, Tracy M. Shier resigned as President, Secretary and Treasurer, and Valerie A. Broadbent was elected to fill those positions. Mr. Shier remains a director of the Registrant.

            The basis for the determination that a change of control has occurred is the election of two new directors by Registrant and the resignation of Mr. Shier as the sole officer of the Company.



ITEM 7.  FINANCIAL STATEMENTS, PRO-FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (A) FINANCIAL STATEMENTS OF BUSINESS TO BE ACQUIRED.   Not applicable.

         (B) PRO-FORMA FINANCIAL INFORMATION.   Not required.

         (C) EXHIBITS.

             1.  Form of Common Stock Purchase Agreement dated May 2, 2002.




SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           CECS CORP.

                                           By:  /s/ Valerie A. Broadbent
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                                                Valerie A. Broadbent, President

Dated:  July 9, 2002.





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